CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Post Effective Amendment No.1 to the Registration Statement (Form S-8 No. 333-25753) pertaining to the Stock Option Consulting Agreement of Compscript, Inc. of our report dated March 31, 1997, with respect to the financial statements of Compscript, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                       ERNST & YOUNG LLP

West Palm Beach, Florida
May 5, 1997